UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 26, 2007

Spark Networks plc

(Exact Name of Registrant as Specified in Its Charter)

England and Wales

(State or Other Jurisdiction of Incorporation)

000-51195	98-0200628
(Commission File Number)	(IRS Employer Identification No.)

8383 Wilshire Boulevard, Suite 800, Beverly Hills, California	90211
(Address of Principal Executive Offices)	(Zip Code)

(323) 836-3000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01	REGULATION FD DISCLOSURE

On June 26, 2007, David E. Siminoff, Chairman of the Board of Spark Networks plc (the “Company”), sold 50,000 ordinary shares of the Company pursuant to a Rule 10b5-1 Trading Plan dated March 6, 2007 (the “10b5-1 Plan”). Pursuant to the 10b5-1 Plan, sales of ordinary shares were permitted following June 6, 2007.

The 10b5-1 Plan is intended to comply with Rule 10b5-1 of the Securities Exchange Act of 1934, and the Company's insider trading policy. Rule 10b5-1 allows corporate insiders to establish prearranged written stock trading plans. These plans must be entered into in good faith at a time when the insider is not aware of material non-public information. Subsequent receipt by the insider of material non-public information will not prevent prearranged transactions under the 10b5-1 plan from being executed. These plans allow individuals to achieve prudent and gradual asset diversification over time.

Under the Rule 10b5-1 Plan, Mr. Siminoff may sell up to 50,000 of the Company’s shares per month at specified market prices, subject to specified limitations. Mr. Siminoff will have no control over the timing of the share sales under his 10b5-1 Plan. The 10b5-1 Plan is scheduled to expire on March 31, 2008. Any sales under the 10b5-1 Plan will be disclosed publicly through appropriate filings with the Securities and Exchange Commission.

The information in this Current Report is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section. Furthermore, the information in this Form 8-K shall not be deemed to be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, unless such subsequent filing specifically references this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARK NETWORKS PLC

Date: June 29, 2007

	By:	/s/ Joshua A. Kreinberg
	Name:	Joshua A. Kreinberg
	Title:	General Counsel